Exhibit 10(d)


              INCENTIVE COMPENSATION PLAN
                          FOR
                  EXECUTIVE OFFICERS


In 1994, Mr. Olvey participated in an incentive compensation plan which provided for a bonus equal to 1% of base salary for each $0.01 of earnings in excess of $1.35, but not to exceed $2.35 per share. Mr. Peterson and Mr. Carlson participated in similar plans which provided for a bonus equal to .75% and .55%, respectively, of their base salary for each $0.01 of earnings in excess of $1.35, but not to exceed $2.35, per share. Earnings per share were adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson and Mr. Carlson also participated in plans which provided for maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO, and Mr. Carlson participated in an incentive compensation plan based on the operating profit of the Converted Products Division which provided for a maximum bonus of 20% of Mr. Carlson's base salary.

During 1995, Mr. Olvey participated in an incentive compensation plan which provided for a bonus opportunity ranging from 0% of base salary if 1995 earnings per share were at or below $1.36 to 100% if 1995 earnings per share were at least $2.09 per share.
Mr. Peterson and Mr. Carlson participated in similar plans which provided for a bonus equal to 75% and 50%, respectively, of their base salary based upon the same $1.36 to $2.09 range of earnings per share. Earnings per share were adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson and Mr. Carlson also participated in plans which provided for a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO, and Mr. Carlson participated in an incentive compensation plan based on the operating profit of the Converted Products Division which provided for a maximum bonus of 25% of Mr. Carlson's base salary.

In 1996, Mr. Olvey will participate in an incentive compensation plan which provides for a bonus opportunity ranging from 0% of base salary if 1996 earnings per share are at or below $1.60 to 100% if 1996 earnings per share are at least $2.70 per share.
Mr. Peterson and Mr. Carlson will participate in similar plans which provide for a bonus equal to 75% and 50%, respectively, of their base salary based upon the same $1.60 to $2.70 range of earnings per share. Earnings per share will be adjusted for accruals on SARs, bonus expense and extraordinary items.
Mr. Peterson and Mr. Carlson will also be entitled to a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO, and Mr. Carlson will participate in an incentive compensation plan based on the operating profit of the Converted Products Division which will provide for a maximum bonus of 25% of his base salary.